SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant                               [X]
Filed by a Party other than the Registrant            [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12
--------------------------------------------------------------------------------
                         JORDAN AMERICAN HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                         JORDAN AMERICAN HOLDINGS, INC.
                         333 WEST VINE STREET, SUITE 206
                            LEXINGTON, KENTUCKY 40507
                                 (859) 254-2240
                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               September 25, 2001

                -------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jordan American Holdings, Inc., a Florida corporation (the "Company"), will be held on Tuesday, September 25, 2001, at 10:00 A.M., Eastern Daylight Time, in the Company's offices at 333 West Vine Street, Suite 206, Lexington, Kentucky 40507, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

     1.   To remove W. Neal Jordan as a Class I Director of the Company;

     2. To elect a total of four persons to the Board of Directors, one for a one-year term, one for a two-year term, and two for a three-year term;

     3. To amend the Company's Articles of Incorporation to change the name of the Company to "IMPACT Holdings, Inc.;"

     4.   To amend the Company's 1991 Stock Option Plan;

     5. To ratify the selection of Spicer, Jeffries & Co. as the Company's independent auditor; and

     6. To transact such other business as may properly come before the meeting.

Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on August 6, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY IS ENCLOSED. THE ANNUAL REPORT OF THE COMPANY, INCLUDING ITS FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000, IS ALSO ENCLOSED IF YOU DID NOT RECEIVE A COPY OF IT IN CONNECTION WITH THE COMPANY'S PROXY SOLICITATION EARLIER THIS YEAR. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Charles R. Clark, Chairman of the Board

Lexington, Kentucky
September 4, 2001

                         JORDAN AMERICAN HOLDINGS, INC.
                         333 WEST VINE STREET, SUITE 206
                            LEXINGTON, KENTUCKY 40507
                                 (859) 254-2240

                       -----------------------------------

                                 PROXY STATEMENT

                       -----------------------------------

The enclosed proxy is solicited by the Board of Directors of Jordan American Holdings, Inc., a Florida corporation (the "Company" or "JAHI"), for use at the Company's Annual Meeting of Shareholders to be held on September 25, 2001, at 10:00 A.M., Eastern Daylight Time, in the Company's offices at 333 West Vine Street, Suite 206, Lexington, Kentucky 40507 (the "Meeting"). The Company had originally called an Annual Meeting of Shareholders to be held on May 22, 2001, and had solicited proxies for that scheduled meeting. However, that meeting did not achieve a quorum and, as a result, that meeting was not held. THEREFORE, EVEN IF YOU VOTED BY PROXY IN CONNECTION WITH THE SCHEDULED MAY 2001 MEETING,
YOU NEED TO VOTE AGAIN NOW IN CONNECTION WITH THE SEPTEMBER 2001 MEETING IN ORDER FOR YOUR VOTE TO COUNT.

You are urged to indicate your vote on each matter in the space provided. The form of proxy provides a space for you to withhold your vote for or to vote against any proposal. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: 1) for the removal of W. Neal Jordan as a Class I Director of the Company; 2) for the election of four Directors to serve varying terms as specified elsewhere herein; 3) in favor of the proposal to amend the Company's Articles of Incorporation to change the Company's name; 4) for the amendment of the Company's 1991 Stock Option Plan; 5) for the ratification of the selection of the Company's independent auditors; and 6) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope.

The approximate date on which this statement and the enclosed proxy will first be sent to Shareholders is September 4, 2001. The cost of proxy solicitation by the Board of Directors will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation. The Company has also engaged the firm of D.F. King & Co., Inc., to assist the Company in the solicitation of proxies. The Company has agreed to pay that firm the sum of $10,000 plus $4.00 for each Shareholder whom that firm contacts and to reimburse the firm's expenses in connection with its efforts on behalf of the Company.

At the record date for the meeting, the close of business on August 6, 2001, the Company had outstanding 14,217,266 shares of $.001 par value common stock (the "Common Stock") and 2,000,000 shares of 2000 variable rate convertible cumulative preferred stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Shareholders. The Preferred Stock is non-voting.

Only holders of the Common Stock of record at the close of business on August 6, 2001, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

Although the Company has not received any written notice regarding opposition to any of the foregoing proposals, it knows that Mr. Jordan opposed all of the foregoing proposals at the meeting of the Company's Board of Directors on June 27, 2001. The Company is also aware of a letter dated August 16, 2001, addressed to the Shareholders of the Company from Mr. Jordan in which he states that he intends "to wage a proxy contest for control of Jordan American with its incumbent management." As a result, it is expected that Mr. Jordan will oppose his removal as a Director of the Company and the nominees for Director recommended by the Company and may oppose all of the other proposals presented to the Shareholders at the Meeting.

The Board of Directors urges you not to sign any proxy card sent to you by Mr. Jordan. If you have previously signed and returned a proxy card sent to you by Mr. Jordan, you can revoke it by signing, dating and mailing the enclosed proxy card in the enclosed envelope.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

If you have any questions, or need any assistance in voting your shares, please call D.F. King & Co., Inc., who is assisting the Company in the solicitation of proxies. Its toll-free telephone number is (800) 669-5550.

                                   MANAGEMENT
                                   ----------

DIRECTORS AND EXECUTIVE OFFICERS

The Company currently has five Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

NAME                                  AGE        POSITIONS

Charles R. Clark                      41         Chairman of the Board; Chief
                                                 Investment Officer

A.J. Elko (2)                         38         Director; President and Chief
                                                 Executive Officer

Emmett Pais                           37         Chief Financial Officer

Gerald L. ("Jerry") Bowyer            38         Director
(1) (2) (3)

Richard K. Williams                   34         Director
(1) (2) (3)

W. Neal Jordan                        61         Director

---------------------------------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3) On May 30, 2001, a majority of the Directors then remaining in office elected Messrs. Bowyer and Williams as Directors of the Company. They filled the vacancies created by the resignations of Herald Stout and Terri
     W. Abady as Directors of the Company on May 21 and 28, 2001, respectively. Neither Mr. Stout nor Ms. Abady in their respective written notices of resignations indicated that the reason for resignation was a disagreement with the Company on any matter relating to the Company's operations, policies or practices. At the time of their respective resignations, however, both Mr. Stout and Ms. Abady were aware of the differences that had arisen between Messrs. Clark and Elko on the one hand and Mr. Jordan on the other hand regarding the appropriate future course of the Company's business and of certain actions of Mr. Jordan. For more detail regarding the differences and proposed actions, please see "PROPOSALS TO THE SHAREHOLDERS - Removal of W. Neal Jordan as a Class I Director of the Company."

Charles R. Clark has served as Chairman of the Board and Chief Investment Officer of the Company since June 1, 2001; a Director of the Company since August 1995; and as the Chief Market Analyst of the Company since July 1999. He served as Chief Executive Officer of the

Company from October 1997 through July 1999 and Senior Assistant Portfolio Manager of the Company from August 1995 to June 1, 2001. He has served as President of Equity Assets Management, Inc., a Delaware corporation ("New EAM"), a registered investment adviser and wholly-owned subsidiary of the Company, since June 4, 2001, and as its Vice President from its formation in November 2000 until June 4, 2001. Mr. Clark is currently Chairman of the Board of IMPACT Management Investment Trust, an affiliated open-end investment company. He has also served as President of IMPACT Financial Network, Inc. ("IFNI"), a registered broker-dealer and since 1991 a wholly-owned subsidiary of the Company, since June 4, 2001, and was Vice President of IFNI from August 1995 to June 4, 2001. From August 1995 until his appointment as Chief Executive Officer, Mr. Clark served as Chief Operating Officer, prior to which time he served as Vice President of the Company and, beginning in 1991, Technical Research Analyst. Mr. Clark received a B.S. in Management and Administrative Science from the University of Northern Colorado in 1984 and an M.A. in Biblical Studies from the Dallas Theological Seminary in 1991.

A.J. Elko has served as President and Chief Executive Officer of the Company since June 1, 2001, and a Director of the Company since November 23, 1999. He served as Chief Operating Officer and Chief Financial Officer of the Company from August 1999 until June 1, 2001 and Secretary of the Company since February 1999. Mr. Elko also served as Vice President of Finance and Operations of the Company from January 1999 through August 1999. Mr. Elko is currently President of the Board of IMPACT Management Investment Trust. Mr. Elko also is a registered Financial Officer and Vice President of IFNI. He has served since June 4, 2001, as President of IMPACT Administrative Services, Inc. ("IASI"), which is a mutual fund servicing company, a registered transfer agent and a wholly-owned subsidiary of the Company, and was Vice President of IASI from January 1999 to June 4, 2001. He has also been President of IMPACT Tax and Business Services, Inc. ("ITABS"), which provides professional tax planning and tax preparation services for individuals, businesses, not-for-profit organizations, estates and trusts, since its formation in October 2000. Prior to 1999, Mr. Elko provided consulting services to the Company in his capacity as President of Albert John & Company, Inc., a registered transfer agent with the Securities and Exchange Commission (the "SEC") and a company which specializes in providing administrative services to small mutual funds. In 1995, Mr. Elko founded A.J. Elko & Associates LLC (the "LLC"), a provider of professional tax planning and preparation services for individuals, businesses, estates, and trusts, and served as its President prior to selling the LLC to the Company in November 2000. See "MANAGEMENT - Certain Relationships and Related Transactions." Mr. Elko received his Bachelor of Science Degree in Business Administration with an emphasis in Accounting from Duquesne University in 1985.

Emmett Pais has served as Chief Financial Officer of the Company since June 1, 2001. He has also served as Secretary and Treasurer of IFNI, IASI and ITABS since June 4, 2001. He has also been the Accounting and Tax Manager of ITABS since November 1, 2000. Mr. Pais worked as an accountant and tax preparer for John W. Sinichak, C.P.A., from March 1998 through October 2000. He served in the Audit Department of USBANCORP, Inc., from August 1997 until March 1998 and worked as an auditor for the Allegheny County Controller's Officer from August 1995 until August 1997. Mr. Pais received his Bachelor of Science Degree in Business/Accounting from the University of Pittsburgh in August 1995 and became licensed as a Certified Public Accountant in December 1997.

Gerald L. ("Jerry") Bowyer is host of The Jerry Bowyer Program, a daily Pittsburgh radio program launched in 1999 focusing on business, leadership, politics and current events. Mr. Bowyer also hosts Pennsylvania Newsmakers and Focus on the Issues, weekly syndicated public affairs television programs discussing politics and policy issues in Pennsylvania. In addition to hosting his radio and television programs, Mr. Bowyer served from 1995 until earlier this year as President of the Allegheny Institute, a non-partisan research and educational institute and the first think tank in the United States dedicated exclusively to the study of local public policy issues.

Richard K. Williams has been the owner/operator of Stars Yogurt, a chain of retail drive-thru smoothie/yogurt stores in the metropolitan area of Tampa, Florida, since 1989. Mr. Williams has been a member of the Kirkland S. & Rena B. Lamb Foundation (the "Lamb Foundation") since 1990 and has served as one of the three members of the investment committee for the Lamb Foundation since 1998. As of the record date, the Lamb Foundation held of record 3,850,000 shares of the Company's common stock, making it the second largest holder of the Company's common stock, and 2,000,000 shares of the Company's preferred stock as the only holder of the Company's preferred stock. The Lamb Foundation's equity interest in the Company stems from its 1993 investment in the Company of $3,000,000 in cash. Mr. William received a B.A. in Business from Wheaton College in 1989.

W. Neal Jordan has been a Director of the Company since April 1993; and served as the Chairman of the Board of the Company from August 1, 1995 through June 1, 2001; as Chief Executive Officer of the Company from July 1999 through June 1, 2001, and from August 1995 until October 1997; and as Chief Investment Officer of the Company from October 1997 through June 1, 2001. He was President of New EAM from its formation in November 2000 through June 4, 2001. He had served as the President, Chief Executive Officer and Portfolio Manager of Equity Assets Management, Inc., a Florida corporation ("Old EAM"), from Old EAM's inception in 1972 until its merger into the Company in 1995. He was President of IFNI, which he founded in 1986, through June 4, 2001.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

All of the persons who were Directors of the Company during the fiscal year ended December 31, 2000 (collectively, the "2000 Directors"), attended all of the meetings of the Board during that year. During fiscal 2000, there were a total of five regular and no special Board meetings held, and one action taken by written consent without a meeting. The Board has two committees, which are the Audit and Compensation Committees. During fiscal 2000, the Compensation Committee met on two occasions and the Audit Committee met on one occasion. Ms. Abady was unable to attend one compensation Committee meeting because she was out of town. Other than that, all of the 2000 Directors attended all of the meetings of committees of the Board of which they respectively were members during the fiscal year. The Board does not have a standing nominating committee or any other committee performing a similar function.

The Compensation Committee makes recommendations to the Board as to executive salaries, reviews salaries and benefits of executives, and recommends bonuses and stock option awards for directors, officers and other employees of the Company. From May 30, 2000, until the respective resignations of Ms. Abady and Mr. Stout as Directors of the Company on May 21 and 28, 2001, respectively, Mr. Stout, as Chairperson, Ms. Abady and A.J. Elko comprised the Board's Compensation Committee. Since June 1, 2001, Gerald L.
("Jerry") Bowyer, as Chairperson, Richard K. Williams and A.J. Elko have comprised the Board's Compensation Committee.

The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of and compliance with the Company's internal controls. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. In addition, the Audit Committee has discussed with, and has received from, the Company's independent auditors all matters and written disclosures contemplated by the rule on Audit Committee Reports implemented by the SEC. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year 2000 for filing with the SEC. At the present time, the Company is not required to adopt, and the Board has not adopted, a written charter for the Audit Committee.

Teri W. Abady, as Chairperson, Charles R. Clark and Herald Stout comprised the Board's Audit Committee from May 30, 2000, until, as to Ms. Abady and Mr. Stout, their resignations as Directors of the Company on May 21 and 28, 2001, respectively, and as to Mr. Clark, until July 27, 2001. Ms. Abady was an "independent" member of the Audit Committee, as independence is defined under Rule 4200(a)(14) of the Listing Standards of the National Associations of Securities Dealers, Inc. (the "NASD"). The Company also considered Mr. Stout to be an "independent" member of the Audit Committee within the foregoing definition because (1) Mr. Stout was an independent contractor of the Company and of IFNI when he was an Investment Advisor Representative with the Company and a Registered Representative of IFNI from June 4, 1997 to December 31, 1999 and (2) Mr. Stout received nominal compensation from the Company and IFNI as a result of those independent contractor relationships. Gerald L. ("Jerry") Bowyer, as Chairperson, and Richard K. Williams have comprised the Board's Audit Committee since June 27, 2001. Messrs. Bowyer and Williams are "independent" members of the Audit Committee, as independence is defined under Rule 4200(a)(14) of NASD's Listing Standards.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The SEC has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% Shareholders of each company, if any of those reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2000 and Forms 5, if any with respect to that year, the Company has determined that, A.J. Elko, a Director and Executive Officer of the Company, did not file one Form 4 on a timely basis and that all other required filings were made in a timely manner.

EXECUTIVE OFFICER COMPENSATION

The following tables provide information with respect to the compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer in all capacities and all other executive officers of the Company who received combined salary and bonus compensation in 2000 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                  Annual Compensation                    Compensation
                                  ----------------------------------------------------   ------------
                                                                                          Securities
                                                                            Other         Underlying
                                                                           Annual          Options/
                                             Salary        Bonus        Compensation(1)      SARs
Name and Principal Position      Year          ($)          ($)              ($)             (#)
----------------------------   ---------    ----------   -----------    --------------   ------------
W. Neal Jordan,                    2000      182,500      108,953             0             12,500
Chairman of the Board,             1999      150,000       52,823         4,375 (2)        725,232
Chief Executive Officer and        1998      143,438         0                0             12,500
Chief Investment Officer

A.J. Elko,                         2000      112,500       4,000              0             12,500
Director, Chief Operating          1999       85,000         0                0            100,000
Officer, Chief Financial           1998         0            0                0                0
Officer and Secretary

(1) The table does not include amounts for personal benefits extended to Executive Officers by the Company, such as, but not limited to, health or life insurance. The Company believes that the incremental cost of those annual benefits during 1998-2000 did not exceed the lesser of $50,000 or 10% of their total annual salary and bonus.

(2)  Payment of previously deferred compensation.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS
                                -----------------
                    Number of
                    Securities      % of Total
                    Underlying     Options/SARs   Exercise or
                   Options/SARs     Granted to     Base Price    Expiration
Name                 Granted         Employees     ($/Share)        Date
---------------    ------------    ------------   -----------    ----------

W. Neal Jordan        12,500           21.3%         $.352         3/1/10

A.J. Elko             12,500           21.3%          $.32         3/1/10

DIRECTOR COMPENSATION

Through 2000, the Company paid each non-employee Director of the Company $500 per calendar quarter for service as a director, and $500 annually for each committee upon which the non-employee Director served. Beginning in 2001, the Company pays each non-employee Director of the Company $1,000 per quarter for regular Board meetings, $250 for each special Board meeting attended and $250 for each committee meeting attended. In addition, pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan"), mandatory grants of options to purchase the following number of shares of the Company's Common Stock are to be awarded to Directors on an annual basis: 12,500 shares for serving as a Director; 1,250 shares for serving on one or more committees, and 1,250 for serving as Chairman of one or more committees. Under the Plan, all options granted to Directors (i) have a maximum term of ten years from date of grant,
(ii) have a minimum exercise price of 100% of the fair market value of the Company's common stock on the date of grant and (iii) vest immediately upon the date of grant.

EMPLOYMENT AGREEMENTS

W. Neal Jordan had an employment agreement with the Company from 1991 until its expiration on August 14, 2001. Pursuant to the agreement, Mr. Jordan had served as the head of the Company's investment advisory business. The employment agreement provided for an initial annual base salary of $150,000, and increases at the discretion of the Board of Directors. The Board of Directors had approved an increase to $175,000 effective January 1, 2000, citing the additional responsibilities taken on by Mr. Jordan as the Company's Chief Executive Officer, and approved an additional increase to $250,000 effective October 1, 2000, citing the salary comparability study for the positions held by Mr. Jordan as the Company's Chief Executive Officer and Chief Investment Officer. The Company's Board of Directors removed Mr. Jordan from the positions of Chief Executive Officer and Chief Investment Officer on June 1, 2001, and replaced him as the head of the Company's investment advisory business on June 4, 2001. The Company continued to pay Mr. Jordan the salary and certain employee benefits pursuant to his employment agreement until its expiration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of August 6, 2001, approximately 7.64% of the Company's issued and outstanding shares of Common Stock were held in the Company's client accounts. In April 1997, the Company discontinued all directed purchasing activities for clients related to JAHI stock and warrants. Since then, the Company has handled transactions in JAHI securities for clients only as instructed in writing by the clients. See "VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Another potential conflict of interest that exists as a result of the Mr. Clark's ownership of common stock in the Company and control over the Company's client accounts is that Mr. Clark may be faced with the issue of whether to advise the Company's clients to sell the Company's common stock, which sale may have an adverse effect on the market price of the Company's common stock and thus on Mr. Clark's equity investment in the Company. Mr. Clark is limited only by his fiduciary obligation to its clients.

In November 2000, the Company, through a wholly-owned subsidiary, IMPACT Tax and Business Services, Inc., purchased substantially all of the assets of A.J. Elko & Associates, LLC (the "LLC"), a provider of tax planning and preparation services for individuals, businesses, estates and trusts. A.J. Elko, a Director, the President and Chief Executive Officer of the Company, owned all of the outstanding interests in the LLC. The Board, with Mr. Elko abstaining, had approved the transaction. The Company (i) paid Mr. Elko $75,000 in cash, (ii) granted Mr. Elko ten year options to purchase 100,500 shares of the Company's common stock at an exercise price of $0.20 per share and (iii) agreed to pay Mr. Elko an additional $10,000 in cash pursuant to an earn-out provision.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 6, 2001, certain information regarding the Company's Common Stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's Directors and Executive Officers; and (iii) all Directors and Executive Officers as a group.

 NAME AND ADDRESS OF BENEFICIAL       AMOUNT AND NATURE OF
             OWNER                   BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
--------------------------------     -----------------------    ----------------

W. Neal Jordan                            4,836,483 (2)               32.9%
223B Main Street
Boxford, Massachusetts  01921

Kirkland S. & Rena B. Lamb                3,850,000 (3)               27.1%
  Foundation
5612 Meletio
Dallas, Texas  75230

Charles R. Clark                            227,350 (4)                1.6%
333 W. Vine St., Ste. 206
Lexington, KY 40507

A. J. Elko                                  210,750 (5)                1.5%
333 W. Vine St., Ste. 206
Lexington, KY 40507

Emmett Pais                                       0                       *
2993 Jacks Run Road
White Oak, PA 15131

Gerald Bowyer                                     0                       *
820 Pine Hollow Rd.
McKees Rocks, PA 15136

Richard Williams                          3,850,000 (6)               27.1%
207 Chapman Rd.
West Lutz, FL 33549

All Directors and Executive Officers      9,124,583 (7)               60.5%
as a group (6 persons)

-----------------------------

* Less than 1%.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 334,095 shares issuable upon exercise of the IPO Underwriter's warrants and stock purchase warrants included therein owned by Mr. Jordan; 42,500 shares issuable upon exercise of public warrants owned by Mr. Jordan; and 109,232 shares issuable upon exercise of options granted to Mr. Jordan. Excludes 550,600 shares held in certain irrevocable trusts established for Mr. Jordan's children, as to which trusts Mr. Jordan recently appointed a new trustee after the resignation of Charles R. Clark as the trustee.

(3) Does not include 571,428 shares issuable upon conversion of 2,000,000 shares of Preferred Stock. The Preferred Stock is non-voting.

(4) Includes 13,100 shares owned by his relatives, as to which shares Mr. Clark disclaims any beneficial interest, and 205,250 shares issuable upon exercise of options granted to Mr. Clark. Excludes 45,000 shares issuable upon the exercise of options granted to Mr. Clark that are not exercisable within 60 days after the record date. Also excludes 5,000 shares issuable upon exercise of stock purchase warrants owned by Mr. Clark's relatives, as to all of which shares Mr. Clark disclaims any beneficial interest. Excludes 1,133,828 shares and 307,238 shares underlying warrants that are held in the Company's client accounts (see "Certain Transactions" above regarding the Company's securities held in client accounts).

(5) Includes 180,750 shares issuable upon exercise of options granted to Mr. Elko. Excludes 76,000 shares issuable upon the exercise of options granted to Mr. Elko that are not exercisable within 60 days after the record date.

(6) Represents the shares of the Company's common stock owned of record by the Lamb Foundation because Mr. Williams, as a member of the investment committee of the Lamb Foundation, is deemed a "beneficial owner" of those shares because he shares the power to direct the voting or disposition of those shares. Mr. Williams disclaims any beneficial interest in those shares.

(7) It is expected that Mr. Jordan will oppose his removal as a Director of the Company and the nominees for Director recommended by the Company and may oppose all of the other proposals presented to the Shareholders at the Meeting. Mr. Jordan owns of record 30.6% of the outstanding shares of the Company's common stock entitled to vote at the Meeting (the "Voting Stock"). He may also be able to influence the trustee he recently appointed for the irrevocable trusts of his children, which collectively own of record 3.9% of the Voting Stock, to vote with him. The Lamb Foundation has indicated to the Company that it has no confidence in Mr. Jordan's ability to manage the Company and opposes Mr. Jordan's efforts to control the Company. The Lamb Foundation and the other members of the Company's management collectively own 27.4% of the Voting Stock.

                          PROPOSALS TO THE SHAREHOLDERS

Four of the five members of the Board of Directors, with Mr. Jordan casting the only negative vote, approved the following proposals as of June 27, 2001, for presentation to the Company's Shareholders:

1.   REMOVAL OF W. NEAL JORDAN AS A CLASS I DIRECTOR OF THE COMPANY.

It is intended that votes will be cast pursuant to the accompanying proxy to remove W. Neal Jordan as a Class I Director of the Company. Section 3 of Article III of the Company's Bylaws and Florida corporate law permit the removal of a Director, with or without cause, by the Shareholders. Removal of Mr. Jordan as a Director requires a vote in favor of removal by the holders a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

Events that occurred earlier this year have culminated in the removal of Mr. Jordan on June 1, 2001, from all positions with the Company and its subsidiaries by the Company's Board of Directors; in litigation filed by Mr. Jordan and one of his children on June 27, 2001, which was amended on August 2, 2001, to include five of his six children, against the Company and Messrs. Clark and Elko; and in this proposal for his removal as a Director of the Company. The events can be summarized in three categories as follows:

     1. Mr. Jordan's interest in using the Company's funds for sports gambling.

     2. Mr. Jordan's desire to abandon the Company's business plan implemented over the last few years to diversify revenue sources in favor of dismantling all of the Company business activities other than its investment advisory and related broker-dealer activities, which are the only operations of the Company in which Mr. Jordan primarily participated historically and which would then become the Company's sole source of any revenue.

     3. Mr. Jordan's expressed intent to take control of the Company's Board of Directors at the Annual Meeting of Shareholder scheduled to be held on May 22, 2001, by proposing and voting for his own nominees for the two directorships up for election without any disclosure about his nominees' qualifications to the other Shareholders of the Company or any knowledge of those other Shareholders of the slate of candidates in opposition to the slate presented by the Company's management or any chance for them to vote on the two competing slates.

     4.   Mr. Jordan's potentially illegal insider trading activities.

     MR. JORDAN'S SPORTS GAMBLING INTEREST.
     --------------------------------------

In late February or early March of 2001, Mr. Elko, then the Company's Chief Financial Officer, had informed Mr. Jordan that the estimated revenue to be generated from the Company's investment advisory business during all of 2001 was not promising. Mr. Elko suggested to Mr. Jordan that the Company use $30,000 of its cash on hand (about 1% of its assets at the time) for aggressive investment in the securities markets in an attempt to generate realized equity gains and thus create additional revenue for 2001. Mr. Jordan indicated to Mr. Elko a general approval of the aggressive approach but told Mr. Elko that Mr. Jordan may have a better investment alternative for the Company's funds.

Later in the first quarter of 2001, Mr. Jordan contacted Mr. Elko and suggested to Mr. Elko that the Company should consider betting on sports games as a more attractive alternative for investment of the Company's funds. Mr. Elko disagreed with Mr. Jordan and stated his belief that, even if such sports-related gambling were legal, it would not be a wise use of the funds of a public company, especially one engaged in the money management business. Mr. Jordan in essence responded that the wisdom of the Company's engagement in sports-related gambling would not matter if the Company made money from such gambling. Mr. Elko told Mr. Jordan that Mr. Elko would consult with corporate legal counsel about Mr. Jordan's suggestion.

Mr. Elko contacted corporate legal counsel, who advised Mr. Elko that sports related gambling may be illegal and questioned the appropriateness of using the funds of a public company for such gambling. Mr. Elko relayed the legal counsel's advice to Mr. Jordan. Special legal counsel in Nevada was also contacted, and it was determined that the sports-related gambling that Mr. Jordan proposed for the Company can be legally done within the United States only in person within the State of Nevada. Nevertheless, Mr. Jordan thereafter contacted Mr. Elko on multiple occasions to pursue the idea of sports-related gambling by the Company. Mr. Jordan even faxed a gambling business plan to Mr. Elko purporting to indicate the high degree of probability that sports-related gambling would produce significant revenue for the Company. Mr. Elko continued to oppose the idea of gambling by the Company and, as the Company's Chief Financial Officer, refused to release any of the Company's funds to Mr. Jordan for that purpose.

On June 1, 2001, Mr. Elko reported to the Board of Directors that Mr. Jordan had asked Mr. Elko to have the Company issue Mr. Jordan checks in amounts small enough to avoid detection in an audit so that Mr. Jordan could use those funds for sports-related gambling on behalf of the Company. Mr. Elko also reported to the Board of Directors that Mr. Jordan had asked Mr. Elko to have the Company lend Mr. Jordan $10,000 to use for sports gambling. Mr. Elko rejected both requests.

At the meeting of the Company's Board of Directors on June 1, 2001, Mr. Jordan acknowledged his interest in using funds of the Company for sports-related gambling. He also acknowledged such interest in an affidavit filed in the pending litigation described later in this proposal. In the affidavit, Mr. Jordan specifically stated that he "believed controlled betting on baseball implementing proper money management techniques had a better potential for favorable returns and was less risky, in my view, than gambling on options."

On June 5, 2001, the Company inspected the offices of New EAM in Andover, Massachusetts, at which Mr. Jordan had worked prior to his removal from all officer positions with the Company and the termination of his employment with the Company. At that time, the Company found a number of files indicating that Mr. Jordan was placing personal bets on sporting events through organizations located in foreign countries, ranging from Antigua, Costa Rica, Jamaica to Australia. In one instance, Mr. Jordan had requested that Canbet Sports Bookmarkers Pty. Limited, located in Australia, allow him to open an unidentified "corporate account," but that request was denied. No Company funds were used for any of these bets or for any gambling activities.

At the hearing in the pending litigation on July 23, 2001, the presiding judge characterized Mr. Jordan's interest in using corporate funds for sports gambling as the "wildest thing [the judge had] ever heard of."

     MR. JORDAN'S DESIRE TO DISMANTLE THE COMPANY.
     ---------------------------------------------

Early in 2001, Mr. Jordan started indicating to the other members of the Company's management that he wanted to shut down the IMPACT Total Return Portfolio (the "IMPACT Mutual Fund"), the Company's affiliated mutual fund product. He took this position despite the fact that the IMPACT Mutual Fund had since January 2001 been listed in The Wall Street Journal's Mutual Fund Scorecard/Midcap Value section as one of the top performing mutual funds in its category over the previous 12 months. In the most recent listing prior to the date of this Proxy Statement, published on August 3, 2001, the IMPACT Mutual Fund ranked in the top ten mutual funds in its class. In addition, during the first seven months of 2001, the IMPACT Mutual Fund added new assets of
$2,015,000. The Company's investment advisor, mutual fund servicing and broker-dealer affiliates receive annual aggregate gross fees ranging from 1.85% to 2.60% (depending upon the class of shares sold) of the IMPACT Mutual Fund's average daily net assets.

Because the other Executive Officers of the Company did not agree with Mr. Jordan's position about the IMPACT Mutual Fund and other matters regarding the Company, Mr. Elko approached Mr. Jordan in late March or early April 2001 about the prospect of spinning off the Company's investment advisory business to Mr. Jordan in exchange for Mr. Jordan's equity interest in the Company. Mr. Jordan expressed interest in the proposal and asked Mr. Elko to prepare a more detailed outline regarding the proposal. Over approximately the next six weeks, Mr. Jordan requested more information from Mr. Elko regarding the proposal. After Mr. Elko presented a more detailed outline of the proposal to Mr. Jordan, Mr. Jordan requested more detailed information about it, including revenue projections and financial reports. Mr. Elko had the requested information prepared and met with Mr. Jordan on May 14, 2001, eight days before the Company's Annual Meeting of Shareholders scheduled for May 22, 2001, to present the information to Mr. Jordan.

At the May 14 meeting, instead of evaluating and discussing the detailed proposal that Mr. Elko had prepared and was presenting to Mr. Jordan at Mr. Jordan's request, Mr. Jordan instead informed Mr. Elko that Mr. Jordan intended to take control of the Company. Mr. Jordan indicated that he was going to shut down the IMPACT Mutual Fund and all of the other business activities of the Company except the investment advisory business and its related broker-dealer activities; close the new headquarters of the Company in Lexington, Kentucky, that had been opened in November 2000 with the approval of the Company's Board or Directors, including Mr. Jordan; and fire all of the Company's employees, except three. Those three were a male assistant recently hired to assist Mr. Jordan, a female assistant with whom Mr. Jordan lives and the Company's portfolio administrator in Steamboat Springs, Colorado. Mr. Elko stated his opinion that this course of action was not in the long-term best interest of the Company's Shareholders and may create regulatory problems for the Company if not properly handled.

Mr. Jordan also indicated that Mr. Jordan was going to oppose the election of directors and the proposals to shareholders scheduled to be presented at the Annual Meeting of Shareholders scheduled to be held on May 22, 2001. Mr. Jordan stated that he planned to vote for his own nominees for the two directorships up for election, which would give him control of three of the five members of the Board of Directors.

     MR. JORDAN'S ATTEMPT TO TAKE CONTROL OF THE COMPANY'S BOARD OF DIRECTORS.
     -------------------------------------------------------------------------

Until May 14, 2001, the Executive Officers of the Company other than Mr. Jordan were not aware of his plan to take control of the Company's Board of Directors. At the regularly scheduled quarterly meeting of the Board of Directors on February 20, 2001, the Board, including Mr. Jordan, approved various matters to be presented to the Company's Shareholders at the 2001 Annual Meeting of Shareholders. The Board unanimously voted to recommend the election of Charles
R. Clark and Gerald L. ("Jerry") Bowyer to the Board. The Board also unanimously voted to recommend that the Company change its name to IMPACT Holdings, Inc. As stated in both the May 2001 Proxy Statement and this Proxy Statement, the purpose of the name change was to recognize the diverse services offered by the Company under the IMPACT name. Please see "PROPOSALS TO THE SHAREHOLDERS - Amendment of Articles of Incorporation to Change the Name of the Company."

As previously described, Mr. Jordan informed Mr. Elko only eight calendar days before the Annual Meeting of Shareholders scheduled for May 22, 2001, of his intent to vote against the slate of directors he had previously voted to recommend to the Shareholders at the February 2001 Board meeting. That is also when the Company learned that Mr. Jordan intended to attempt to install his own then undisclosed slate of directors, terminate the other members of the Company's current management and dismantle the Company. Shortly before the May 22 Annual Meeting, Mr. Elko further learned that Mr. Jordan had contacted one or more of the other Shareholders of the Company to request that they join Mr. Jordan in voting for his slate of Directors.

On the morning of the Annual Meeting but before its starting time, the sum of the shares voted by proxy and Mr. Jordan's shares added up to more than 50%, the minimum number required for a quorum to hold the meeting, but less than the minimum to outvote Mr. Jordan. Mr. Clark, on behalf of himself and as the then trustee of the irrevocable trusts for Mr. Jordan's children, and one other
Shareholder, upon learning of Mr. Jordan's intent, timely revoked proxies already submitted to the Company.

The revocations resulted in a lack of a quorum for the meeting, which prevented Mr. Jordan from taking control of the Board and allowed the meeting to be rescheduled so that all of the Shareholders of the Company are able to vote with knowledge of Mr. Jordan's intentions. More than 4,500,000 shares of the Company's Common Stock, or approximately 43.6% of the then outstanding shares of the Company's Common Stock, were not voted, most likely based at least in part upon the assumption that the Board's apparently unanimous recommendations would be routinely approved. The Board on June 27, 2001, rescheduled the meeting to September 25, 2001, with a new record date of August 6, 2001.

On June 27, 2001, Mr. Jordan commenced litigation in the United States District Court for the Eastern District of Kentucky, Lexington Division, naming the
Company, Mr. Elko and Mr. Clark as defendants and seeking only injunctive relief. Mr. Jordan demanded that the Company be prohibited from issuing any more shares of Common Stock or taking any action which would dilute his percentage of ownership of the Company. Jordan also requested that Mr. Clark be terminated as the trustee of trusts that Mr. Jordan had created for the benefit of his children.

Mr. Jordan's Complaint alleges violation by the Company of the federal regulations relating to proxy solicitations, which he contends require the Company to include express language in a proxy statement that management might seek the revocation of a proxy. The Company contends that the federal proxy regulations permit management to seek the revocation of a proxy because those regulations define the terms "solicit' and "solicitation", which are used in the Company's May 2001 Proxy Statement, to include a request to revoke a proxy. Furthermore, the Company contends that the federal proxy regulations do not require such express language in the circumstances that existed just prior to the scheduled May 22 Annual Meeting of Shareholders.

Mr. Jordan further asserts that Messrs. Clark and Elko breached a fiduciary duty to Shareholders in connection with the lack of the quorum at the Annual Meeting of Shareholders scheduled for May 22, 2001. The Company and Messrs. Elko and Clark deny any violation of law, including any regulations concerning proxy solicitations and/or fiduciary obligations. Instead, the Company contends that Mr. Jordan violated federal securities laws and his fiduciary obligations in failing to disclose his intent to vote against the slate of directors recommended by the Company's management, to terminate management, to reduce the business and long-term diversification efforts, and to engage in sports gambling efforts.

As of the date of this Proxy Statement, no decision or order of the court on Jordan's Complaint or request for injunctive relief has been issued. At the hearing held on July 23, 2001, the presiding judge preliminarily indicated that the Annual Meeting of Shareholders scheduled for September 25, 2001, can be held and that the record date of August 6, 2001, set by the Company's Board of Directors can be the record date for the meeting. The presiding judge declined, at that time, to grant Mr. Jordan's request that the Company be precluded from issuing any authorized but unissued shares of its stock. He also stated at that time that he was not going to enjoin the holder of the Company's Preferred Stock [which is not a party to the litigation] from converting any of the Preferred Stock to Common Stock. He also preliminarily indicated that any shares of stock issued by the Company must have a fair price.

The presiding judge further said, "What court in Kentucky, what court in Colorado, would remove a trustee [referring to Mr. Clark] for voting stock contrary to Mr. Jordan's wishes and desires where he is talking about taking corporate funds and going to Las Vegas and betting them." Nevertheless, in order to eliminate any claims of conflict, Mr. Clark resigned as the trustee of the trusts for Mr. Jordan's children in early August 2001.

On August 6, 2001, the Board approved the issuance of 3,100,000 shares of the Company's Common Stock in exchange for 1,500,000 shares of the Company's outstanding Preferred Stock held by the Lamb Foundation. The Common Stock issued to the Lamb Foundation was valued at $0.165 per share, which was 65% above the market price of $0.10 per share for the Common Stock on August 6, 2001. The Company will pay the same cash dividends on the remaining Preferred Stock through the end of 2002 as it would have paid before the exchange, but will pay 42.9% less cash dividends beginning in 2003 and thereafter because of the reduced number of outstanding shares of Preferred Stock.

Mr. Jordan subsequently filed another motion with the Court asking that the Lamb Foundation be prevented from voting these shares of Common Stock at the Annual
Meeting of Shareholders on September 25, 2001. The Company contends that no basis exists for granting Mr. Jordan's motion as stated. The judge who presided over the hearing on July 23, 2001, had subsequently withdrawn from presiding over the pending litigation for scheduling reasons. The litigation is now assigned to a different federal judge.

     MR. JORDAN'S INSIDER TRADING ACTIVITIES.
     ----------------------------------------

The Company has been asked to provide information to the NASD concerning Mr. Jordan's purchase of 10,000 shares of Company stock on May 21, 2001, and of an additional 10,000 shares purchased on May 22, 2001. Mr. Jordan also attempted to place a "good til canceled" order for 100,000 shares on May 21, 2001. However, the Company, upon learning about it, demanded that the order be withdrawn and Mr. Jordan complied with the demand. The NASD is investigating whether these purchases constitute illegal insider trading as Mr. Jordan purchased the stock during the time he knew he intended to take control of the Company but had not disclosed that intent to the public.

     SUMMARY.
     --------

The Board recommends voting to remove Mr. Jordan as a Director of the Company for the following reasons:

     1. Mr. Jordan's imprudent and possibly illegal activities, including potential use of Company funds for betting on sporting events, illegal insider trading, and the attempted use of limited partnership funds, indicates that Shareholders of the Company would be at increased risk if Mr. Jordan obtains control of the Company. Specifically, before May 22, 2001, Jordan asked the Company to invest or lend funds to Mr. Jordan to invest in a "program" to determine the benefit of betting on gambling events. Mr. Jordan acknowledged his interest in using Company funds for sporting events gambling at the Board meeting on June 1, 2001, and in an affidavit filed in Court. Management completely rejected any such idea.

     Since the Board meeting on June 27, 2001, other action by Mr. Jordan supports the Board's recommendation to remove him as a Director. On July 24, 2001, Mr. Jordan purchased 45,000 shares of Company stock with funds from the Jordan Index Fund, a limited partnership of which Mr. Jordan is the general partner. On July 25, 2001, Mr. Jordan requested that the purchase of those 45,000 shares be canceled and the purchase transferred to his individual retirement account. This request was completed and the 45,000 shares were purchased by Mr. Jordan with funds in his individual retirement account.

     2. Mr. Jordan has stated in his Schedule 13-D, as amended on June 22, 2001, that he intends to reduce the Company to its "core business." It is not in the best interest of the Company or its Shareholders to eliminate the diversified services developed by the Company over the last several years. These diversified businesses provide varied revenue sources and several of these items are now achieving the growth needed to improve shareholder value. The demise of these efforts would revert the Company to its status before 1996 when it only offered the investment advisory and related broker/dealer services.

     Further, the Company's revenues from advisory fees during the first six months of 2001 were down approximately 90% due primarily to decreased revenues from performance fee based managed accounts. This decrease in performance fee revenues resulted from investment losses during the last 12-month period in the performance fee accounts. Performance fees are only earned when the fair market value of accounts exceed their historical highs. Furthermore, as stated in the Company's most recent quarterly report filed with the SEC, management of the Company does not anticipate any performance billings (and thus no revenue) during the last six months of this year due to the depressed value of these accounts relative to their historical highs.

     3. Mr. Jordan has no succession plan for control of the Company, leaving the Shareholders dependent solely on one individual who is now in his early 60's.

     4. The NASD is currently conducting an inquiry as to whether Mr. Jordan engaged in illegal insider trading in connection with his May 2001 purchases of shares of the Company's Common Stock in the open market.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF MR. JORDAN'S REMOVAL FROM THE BOARD OF DIRECTORS.

2.   ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Board be divided into three classes, with all Directors in each class serving staggered three-year terms or until their respective successors are qualified and elected. There are presently five Directors divided into three classes.

W. Neal Jordan is a Class I Director, elected in 1999 to serve until the 2002 Annual Meeting of Shareholders. However, if the proposal to remove Mr. Jordan as a Director of the Company is adopted by the Shareholders at the Meeting, his term will end on the date of the Meeting.

A.J. Elko and Richard K. Williams are Class II Directors. Mr. Elko was elected as a Director in 2000 to serve until the 2003 Annual Meeting of Shareholders. Mr. Williams was appointed in accordance with the Company's Bylaws as a Director on May 30, 2001, by a majority of the then remaining Directors of the Company to serve until the 2001 Annual Meeting of Shareholders. As a result, Mr. Williams is up for election this year as a Class II Director to serve until the 2003

Annual Meeting of Shareholders. For biographical information regarding Mr. Williams, please see "MANAGEMENT - Directors and Executive Officers."

Charles R. Clark and Gerald L. ("Jerry") Bowyer are Class III Directors. Mr. Clark was elected as a Director in 1998 to serve until the 2001 Annual Meeting of Shareholders. Mr. Bowyer was appointed in accordance with the Company's Bylaws as a Director on May 30, 2001, by a majority of the then remaining Directors of the Company to serve until the 2001 Annual Meeting of Shareholders. As a result, Messrs. Clark and Bowyer are up for election this year to serve as a Class III Director until the 2004 Annual Meeting of Shareholders. For biographical information regarding Messrs. Clark and Bowyer, please see "MANAGEMENT - Directors and Executive Officers."

The Board has nominated M. Clare Gilchrist, Jr., to become a Class I Director to serve until the 2002 Annual Meeting of Shareholders. Mr. Gilchrist, age 75, retired as Quality Assurance Manager of the Synthetic Fuels Division of Westinghouse Corp. in 1987. Prior to his retirement, he had worked for Westinghouse Corp. in various capacities for 27 years since 1960. He established a special quality training program for top management to change the culture throughout the Synthetic Fuels Division. His prior experience included engineering management of environmental, nuclear and waste management businesses throughout the United States and foreign countries. He also once owned a real estate business specializing in renovating rental properties. He graduated from the University of Michigan with a BS degree in chemical engineering and took additional courses at Georgia Tech, University of Idaho, University of Pittsburgh and Massachusetts Institute of Technology.

Consequently, Mr. Gilchrist is a Board nominee for Class I Director and is proposed for a term of one year, Mr. Williams is a Board nominee for Class II Director and is proposed for a term of two years, and Messrs. Clark and Bowyer are Board nominees for Class III Director and are proposed for a term of three years.

It is intended that the votes will be cast pursuant to the accompanying proxy for the four nominees named above, unless otherwise directed. The Board has no reason to believe that any nominee will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

W. Neal Jordan owns of record 30.6%, and the Lamb Foundation owns of record 27.1%, of the outstanding shares of the Company's Common Stock. If Mr. Jordan and the Lamb Foundation were to vote for the same nominees, they would be able to elect all of the Directors of the Company and thereby control the Company. Depending on the percentage of the outstanding shares of the Company's common stock constituting a quorum at a meeting of shareholders, Mr. Jordan individually may be in a position to elect all of the Directors of the Company and thereby control the Company.

Proxies cannot be voted for a greater number of persons than the four nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Director and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD.

3.   AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

The Company proposes to change its name to "IMPACT Holdings, Inc." The Board had originally approved the presentation of this proposal to the Company's Shareholders at the Board's February 2001 meeting by a unanimous vote, which included the affirmative vote of Mr. Jordan. The Company, which is a holding company for various wholly-owned subsidiaries, already utilizes the IMPACT name in conducting much of its business. For example, the Company has subsidiaries that include the sponsoring investment adviser for the IMPACT Management Investment Trust ("IMIT"), a diversified open-end investment company, and manages the IMPACT Total Return Portfolio, a mutual fund formed pursuant to IMIT; a registered broker-dealer named IMPACT Financial Network, Inc.; a mutual fund-servicing company named IMPACT Administrative Services, Inc.; and a tax planning and preparation service named IMPACT Tax and Business Services, Inc.

The Board believes that the Company can develop more extensive brand-name recognition in the marketplace through the consistent use of the IMPACT name. Because the Company is a holding company for various subsidiaries operating under the IMPACT name, the Board believes that adopting the corporate name "IMPACT Holdings, Inc." is a logical strategy that will serve the best interests of the Company. It is intended that the votes will be cast pursuant to the accompanying proxy to approve the name change.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

4.   AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

It is intended that votes will be cast pursuant to the accompanying proxy to approve the amendment of the Company's 1991 Stock Option Plan, as amended (the "Plan"), to increase to 4,000,000 from 2,000,000 the number of shares of the Company's Common Stock reserved for issuance pursuant to the exercise of stock options granted pursuant to the Plan. The purpose of the Plan is to enable the Company to offer to its directors, officers and other key employees incentives to continue in the employ of the Company and to increase their identification with the interests of the Company's Shareholders through additional ownership of the Company's Common Stock. The Plan is administered by the Company's Compensation Committee, or in lieu thereof, the Company's Board of Directors.

Options granted under the Plan may or may not be "incentive stock options" ("Incentive Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), depending on the decision of the granting authority on the date of grant. The exercise price of an option granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock at the date of grant (110% of such fair market value if the grant is an

Incentive Option to an employee who owns more than 10% of the Company's outstanding Common Stock). The period for which options may be exercised is limited to no more than 10 years after date of grant (and no more than 5 years after date of grant for Incentive Options if the grant is made to an employee who owns more than 10% of the Company's outstanding Common Stock). Options granted under the Plan may not be transferred by a participant in the Plan, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act or the rules thereunder. Under the Plan, if any shares of Common Stock that are subject to an option cease to be subject to the option, such shares shall again be available for distribution in connection with future grants under the Plan. The Company has registered pursuant to the Securities Act of 1933, as amended, the first 1,000,000 of shares of Common Stock that are issued pursuant to the Plan.

Pursuant to the Plan, Directors of the Company receive mandatory annual grants of options to purchase shares of Common Stock. In the first quarter of each calendar year, Directors are granted options to purchase 12,500 shares of Common Stock. A Director receives options to purchase an additional 1,250 shares of Common Stock for each committee of the Board upon which the Director serves and for chairmanship of each such committee. See "MANAGEMENT - Meetings of the Board of Directors and Committees."

During the life of the Plan, options to purchase over 1,950,000 shares of the Company's Common Stock have been issued. Although some of those options have expired, the Company currently has approximately 200,000 shares of Common Stock available for reservation pursuant to the grant of stock options in the future. The Board believes that best interests of the Company will be furthered by increasing the aggregate number of shares of Common Stock available for issuance pursuant to the exercise of stock options. The Board wishes to ensure the continued availability of options to purchase Common Stock that may be awarded to all current and future officers, directors and employees. The Board believes that is important to have the flexibility to deal with future events that may include engaging professional services, recruitment of professional management or pursuing potential acquisitions and mergers.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

5.   RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

It is intended that votes will be cast pursuant to the accompanying proxy for the ratification of Spicer, Jeffries & Co. ("Spicer"), as the Company's
independent auditor, unless otherwise directed. Spicer's service as the Company's independent auditor began with the audited financial statements for 1998.

The following table sets forth the aggregate fees billed by Spicer to the Company for 2000:

   Annual Audit Fees                                               $  39,564.00
   Financial Information Systems Design an Implementation Fees                0
   All Other Fees (1)                                              $   4,396.00
                                                                   ------------

          Total                                                    $  43,960.00
                                                                   ============
---------------------
(1)  Represents primarily tax services for the year 2000.

Based on the foregoing, the Company's Audit Committee believes that the provision of services to the Company by Spicer is compatible with maintaining Spicer's independence.

No member of Spicer or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting in person but will be available by conference telephone call to respond to appropriate questions and to have the opportunity to make a statement if he desires to do so.

Shareholder approval of the Company's auditor is not required under Florida law. The Board is submitting its selection of Spicer to its Shareholders for ratification in order to determine whether the Shareholders generally approve of the Company's auditor. If the selection of Spicer is not approved by the Shareholders, the Board will reconsider its selection.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

6.   OTHER MATTERS

The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.

                              SHAREHOLDER PROPOSALS

The Company expects that its 2002 Annual Meeting of Shareholders will be held in late May, as has been the Company's practice. Based on that expectation, shareholder proposals intended to be presented at, and included in the Company's proxy statement and proxy relating to, the 2002 Annual Meeting of Shareholders of the Company must be received by the Company no later than Monday, December 24, 2001, at its principal executive offices, located at 333 West Vine Street, Suite 206, Lexington, Kentucky 40507. Shareholder proposals intended to be presented at, but not included in the Company's proxy statement and proxy for, that meeting must be received by the Company no later than Friday, March 8, 2002, at the foregoing address; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                             ADDITIONAL INFORMATION

Copies of the Company's 2000 Annual Report to Shareholders, which includes the Form 10-KSB for the year ended December 31, 2000, were provided to Shareholders as of April 2, 2001, in connection with the previous attempt to hold an Annual Meeting of Shareholders. Copies of the 2000 Annual Report to Shareholders are being provided with this Proxy Statement to each Shareholder as of the record date for this Meeting who was not a Shareholder as of April 2. If any shareholder wants an extra copy of the report, please call the Company at (859) 254-2240 to request it.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Charles R. Clark, Chairman of the Board

September 4, 2001
Lexington, Kentucky

                                    IMPORTANT
                                    ---------

Your proxy is important. No matter what number of shares of the Common Stock of Jordan American Holdings, Inc., that you own, please mark your proxy card "FOR" all of the proposals listed on it and then sign, date and return the proxy card today in the postage paid envelope provided.

If any of your shares are held in the name of a brokerage firm, bank, nominee or other institution, it can vote your shares only upon receipt of instructions from you. Please sign, date and mail the proxy card provided to you in the envelope provided with the proxy card. Remember, your shares cannot be voted unless you return a signed and dated proxy card.

If you have any questions or require any assistance in voting your shares, please call D.F. King & Co., Inc., at either of the numbers listed below:

                                  D.F. King & Co. Inc.
                                  77 Water Street
                                  New York, New York 10005

                                  Call Collect: (212) 269-5550 or
                                  Toll Free:    (800) 669-5550

                                  FORM OF PROXY
           PROXY FOR ANNUAL MEETING OF JORDAN AMERICAN HOLDINGS, INC.
                         333 WEST VINE STREET, SUITE 206
                            LEXINGTON, KENTUCKY 40507
                                 (859) 254-2240

               SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                         JORDAN AMERICAN HOLDINGS, INC.

THE UNDERSIGNED hereby appoint(s) A.J. Elko and Charles R. Clark, or either of them, with full power of substitution, to vote at the Annual Meeting of Shareholders of Jordan American Holdings, Inc. (the "Company"), to be held on September 25, 2001, at 10:00 A.M., Eastern Daylight Time, in the Company's offices at 333 West Vine Street, Suite 206, Lexington, Kentucky 40507, or any adjournment thereof, all shares of the common stock which the undersigned possess(es) and with the same effect as if the undersigned was personally present, as follows:

PROPOSAL (1):       REMOVE W. NEAL JORDAN AS A CLASS I DIRECTOR OF THE COMPANY

( ) For                        ( ) Against                     ( ) Abstain

PROPOSAL (2):       ELECT DIRECTORS

                    Class III:       Gerald L. ("Jerry") Bowyer
                    Class III:       Charles R. Clark
                    Class II:        Richard K. Williams
                    Class I:         M. Clare Gilchrist, Jr.

( ) For All Nominees Listed Above             ( ) Withhold Authority to Vote
    (except as marked to the contrary below)      for All Nominees Listed Above

      --------------------------------------------------------------------------
     (To withhold vote for any nominee or nominees, print the name(s) above.)

PROPOSAL (3):       APPROVE COMPANY NAME CHANGE

( ) For                        ( ) Against                     ( ) Abstain

PROPOSAL (4):       AMEND THE COMPANY'S 1991 STOCK OPTION PLAN

( ) For                        ( ) Against                     ( ) Abstain

PROPOSAL (5):       RATIFY SELECTION OF INDEPENDENT AUDITOR

( ) For                        ( ) Against                     ( ) Abstain

PROPOSAL (6):       TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                    MEETING

( ) In their discretion, the proxy-holders are      ( ) Withhold Authority
    authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, then each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their capacity or title.)

                                        Please sign, date and promptly return
                                        this Proxy in the enclosed envelope.

____________________________________________     _________________________
Signature                                        Date

____________________________________________     _________________________
Signature                                        Date

Appendix
--------

                         JORDAN AMERICAN HOLDINGS, INC.

                       1991 STOCK OPTION PLAN, AS AMENDED
                       ----------------------------------

     1. PURPOSE OF THE PLAN. The purpose of this Plan is to further the growth of Jordan American Holdings, Inc. ("JAHI") and its Subsidiaries (JAHI and its Subsidiaries together being the "Company") by offering an incentive to officers, directors and other key employees of the Company to continue in the employ of the Company, and to increase the interest of these employees in JAHI, through additional ownership of its common stock.

     2. DEFINITIONS. Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

          (a) "Board of Directors" means the Board of Directors of JAHI.

          (b) "Change of Control" means the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules under that Act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding stock of JAHI and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of JAHI, or of any corporation with which JAHI may be consolidated or merged, are persons who were not directors or officers of JAHI or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 30% or more in voting power of the outstanding stock of JAHI.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Committee referred to in Section 5.

          (e) "Common Stock" means the common stock, par value $.001 per share, of JAHI.

          (f) "Date of Grant" means, as the case may be: (1) the date fixed in this Plan for the grant of the Option; (2) the day the Committee approves the grant of an Option under this Plan; or (3) such later date as may be specified by the Committee as the date a particular Option will become effective.

          (g) "Employee" means any person employed by the Company (including, without limitation, a person employed by the Company who is also an officer or director of JAHI or one or more Subsidiaries) within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder. For purposes of any Non-Qualified Stock Option only, any officer or director of JAHI or any Subsidiary shall be considered an Employee even if he is not also an employee within the meaning of the first sentence of this subsection.

          (h) "Exercise Price" means the price per share which must be paid upon exercise of an Option. The Exercise Price may be paid in cash, property (including Common Stock) or a combination of both cash and property, as determined by the Employee upon exercise of the Option and as set forth in
Section 9(c) hereof.

          (i) "Fair Market Value" means: (i) if the Common Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Common Stock is reported to have traded on the relevant date in all markets on which trading in the Common Stock is reported or, if there is no reported sale of the Common Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Common Stock on the relevant date; (ii) if the Common Stock is Publicly Traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Common Stock on the relevant date; or (iii) if the Common Stock is not Publicly

Traded, the value of a share of Common Stock as determined by the most recent valuation by an independent expert at the request of the Committee.

          (j) "Incentive Stock Option" means any Option which, at the time of the grant, is an incentive stock option within the meaning of Section 422 of the Code.

          (k) "Involuntary Termination of Employment" means a Termination of Employment for a reason other death, Retirement, Total Disability, voluntary resignation or Termination of Employment for Cause.

          (l) "Non-Qualified Option" means any Option that is not an Incentive Stock Option under the terms of this Plan.

          (m) "Option" means any option granted under this Plan.

          (n) "Publicly Traded" means that a class of stock is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, or that stock of that class has been sold within the preceding 12 months in an underwritten public offering, or stock that is regularly traded in a public market.

          (o) "Retirement" means a Termination of Employment by reason of an Employee's retirement, other than by reason of Total Disability or Termination of Employment for Cause, at a time when the Employee is at least 55 years old.

          (p) "Subsidiary" means any corporation that is a subsidiary with regard to JAHI as that term is defined in Section 424(f) of the Code.

          (q) "Termination of Employment for Cause" means an Involuntary Termination of Employment of an Employee: (i) if the Employee has a written employment contract with JAHI or any Subsidiary, "for Cause" as that or a similar term is defined in the employment contract; (ii) if the Employee does not have a written employment contract with JAHI or a Subsidiary, by reason of: (x) the Employee's dishonesty or misconduct (including substance abuse) by the Employee in the performance of the Employee's duties; or (y) a willful failure by the Employee to perform the Employee's assigned duties which adversely affects the Company; or (z) if the Employee is convicted of a felony or a criminal act. All determinations of whether or not a Termination of Employment is "for Cause" will be made by the Committee in its sole and absolute discretion.

          (r) "Termination of Employment" means the time when the employee-employer relationship between an Employee and the Company ceases to exist for any reason including, but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement or the resignation, failure to stand for re-election or dismissed from the Board of Directors.

          (s) "Total Disability" means the inability of an Employee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of an Employee will be made by the Committee in its sole and absolute discretion.

     3. EFFECTIVE DATE OF THE PLAN. The effective date of this Plan is August 1, 1991. This Plan will become effective on that date, subject to approval of the Plan not later than 12 months from that date by the affirmative vote or consent of the holders of a majority of the shares of voting stock of JAHI outstanding at the time of the approval.

     4. ADMINISTRATION OF THE PLAN. The Committee will be responsible for the administration of this Plan, and will grant Options under this Plan. Subject to the express provisions of this Plan, the Committee shall have full authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Committee on the matters referred to in this Section shall be conclusive. The Committee may not amend this Plan. No member of the Committee shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

     5. THE COMMITTEE. The Committee shall be the Board of Directors of JAHI or a committee of the Board of Directors consisting of not fewer than three members of the Board of Directors. Unless the Board of Directors appoints a Committee, the Board of Directors itself shall be the Committee. If the Committee is the Board of Directors, it shall hold meetings and act as provided in JAHI's by-laws. If the Committee is other than the Board of Directors: (a) the Committee shall hold its meeting at such times and places as it may determine and shall maintain written minutes of its meetings; (b) a majority of the members of the Committee shall constitute a quorum at any meeting of the Committee; (c) all determinations of the Committee shall be made by the vote of a majority of the members who participate in a meeting; (d) the members of the Committee may participate in a meeting of the Committee in person or by conference telephone or communications equipment by means of which all members can hear each other; and (e) any decision or determination by written consent of all of the members of the Committee shall be as effective as if it had been made by a vote of a majority of the members who participate in a meeting.

     6. STOCK SUBJECT TO THE PLAN. The maximum number of shares of Common Stock as to which Options may be granted under this Plan is four million (4,000,000) shares. The maximum number of shares of such Common Stock shall be reduced each year by the required or discretionary grant of Options as provided herein. If any Option expires or is cancelled without being exercised in full, the number of shares as to which the Option is not exercised will once again become shares as to which new Options may be granted. The Common Stock which is issued on exercise of Options may be authorized but unissued shares or shares which have been issued and reacquired by JAHI.

     7. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Options may be granted only to Employees, as defined in Section 2(g) above.

     8. GRANTS OF OPTIONS.

          (a) IN GENERAL. Except as otherwise provided herein (including but not limited to subsection (b) hereof), the Committee shall have complete discretion to determine when and to which Employees Options are to be granted, the number of shares of Common Stock as to which Options granted to each Employee will relate, whether Options granted to an Employee will be Incentive Stock Options or Non-Qualified Options or partly Incentive Stock Options and partly Non-Qualified Options and, subject to the limitations in Sections 9 and 10 below, the Exercise Price and the term of Options granted to an Employee. Any Options which are not designated as Incentive Stock Option when they are granted shall be Non-Qualified Options. No grant of an Incentive Stock Option may be conditioned upon a Non-Qualified Option's having yet been exercised in whole or in part, and no grant of a Non-Qualified Option may be conditioned upon an Incentive Stock Option's having not been exercised in whole or in part.

          (b) MANDATORY GRANT OF DIRECTOR OPTIONS. Each calendar year during the term of this Plan, commencing on March 1, 1997, and continuing on each subsequent anniversary date in each following calendar year, there shall be granted to each director of the Company (whether or not he or she would otherwise be an Employee, as defined in the first sentence of Section 2(g) hereof), as compensation for serving during the preceding calendar year as a director, a member of one or more committees of the

Board of Directors and/or as chairman of one or more committees of the Board of Directors, Options to acquire that number of shares of Common Stock set forth in the schedule immediately below. Notwithstanding any vesting provisions provided elsewhere in this Plan, Options granted to directors hereunder shall vest immediately upon the Date of Grant. The term of the Options so granted shall be as otherwise determined pursuant to the terms of this Plan. Options granted to directors hereunder may either be Incentive Stock Options or Non-Qualified Options depending upon whether the other terms and conditions of such Options as specified in this Plan have been satisfied. The schedule for grant of the Options described herein is as follows:

                                                    AMOUNT OF SHARES      AMOUNT OF SHARES
                              AMOUNT OF SHARES     SUBJECT TO OPTION     SUBJECT TO OPTION
                             SUBJECT TO OPTION     FOR SERVING SOLELY    FOR SERVING SOLELY
                             FOR SERVING SOLELY      ON ONE OR MORE      AS CHAIRMAN OF ONE
       DATE OF GRANT           AS A DIRECTOR           COMMITTEES        OR MORE COMMITTEES
       -------------           -------------           ----------        ------------------
Each March 1 after March       12,500 Shares          1,250 Shares          1,250 Shares
1, 1996, during the term
of this Plan

     9. OPTION PROVISIONS.

          (a) EXERCISE PRICE. The Exercise Price of each Option shall be as determined by the Committee; provided, however, that in the case of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option; and, provided further, however, that notwithstanding the foregoing, the Exercise Price of both Incentive Stock Options and Non-Qualified Options for directors granted under Section 8(b) above shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option.

          (b) TERM. The term of each Option shall be as determined by the Committee, but in no event shall the term of an Option (whether or not an Incentive Stock Option) be longer than ten years from the Date of Grant.

          (c) MANNER OF EXERCISE. An Option which has vested pursuant to the terms of this Plan may be exercised in whole or in part at any time, or from time to time, during its term. To exercise an Option, the Employee exercising the Option must deliver to JAHI, at its principal office:

               (i) a notice of exercise of the Option, which states the extent to which the Option is being exercised;

               (ii) a check in an amount, or Common Stock with a Fair Market Value, equal to the Exercise Price of the Option times the number of shares as to which it is being exercised, or a combination of the foregoing;

               (iii) a check equal to any withholding taxes the Company is required to pay because of the exercise of the Option by the Employee; and

               (iv) if any of the Common Stock to be issued on exercise of the Option will be subject to forfeiture, as provided in subsection (e) of this
Section 9, an agreement that the person who is exercising the Option may not transfer any of the Common Stock issued on exercise of the Option while that Common Stock is subject to forfeiture. The Common Stock issued on the exercise of the Option will contain the above-referenced language.

               The Committee may permit an Employee, as an alternative to making the payment described in clause (iii) above, to authorize the Company to withhold a sum equal to the withholding taxes the Company is required to pay on exercise of the Option by the Employee from the Employee's salary and bonus payments over a period of not more than six months (or such longer period as the Company may approve).

               The day on which JAHI receives all the items specified in this subsection shall be the date on which the Option is exercised to the extent described in the notice of election.

          (d) DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after an Option is exercised, JAHI shall deliver to the person who exercises the Option certificates, registered in that person's name, representing the number of shares of Common Stock that were purchased by the exercise of the Option. Each certificate may, if applicable, bear a legend to indicate that: (x) the Common Stock represented by the certificate was issued in a transaction which was not registered under the Securities Act of 1933, as amended, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of that Act; and (y) the Common Stock represented by the certificate is subject to forfeiture as provided in Section 9(e) of this Plan and may only be sold or transferred to the extent permitted by this Plan.

          (e) STOCK SUBJECT TO FORFEITURE. Except as otherwise provided in this subsection and Section 8(b) hereof, the Options granted hereunder to Employees and the Common Stock to which an Option relates shall be subject to such conditions as to vesting and forfeiture as shall be determined by the Committee, in its sole and absolute discretion, at the Date of Grant of the Option, and the terms of such vesting and forfeiture shall be clearly set forth in the instrument granting the Option and on the stock certificates so issued as provided in subsection (d) above; provided, however, that upon (x) the Termination of Employment of an Employee to whom an Option is granted because of death, Total Disability or Retirement, or (y) a Change of Control, any Common Stock to which an Option relates which is subject to forfeiture at the time of such Termination of Employment or Change of Control shall cease to be subject to forfeiture when such Termination of Employment or Change of Control occurs. The term "Common Stock to which an Option relates," as used in this subsection, means all of the shares of Common Stock to which the Option related when it was granted, including at any point in time both Common Stock that has been issued on exercise of the Option and Common Stock as to which the Option still may be exercised. While Common Stock is subject to forfeiture, that Common Stock may not be sold or transferred; provided, however, that if, while Common Stock is subject to any forfeiture, any person or group offers to purchase 30% or more of the outstanding Common Stock, then the holder of the Common Stock may accept the offer as to the Common Stock that is subject to forfeiture and sell that Common Stock in response to the offer.

          (f) NONTRANSFERABILITY OF OPTIONS. During the lifetime of a person to whom an Option is granted under this Plan, the Option may be exercised only by that person or by his or her guardian or legal representative. An Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be subject to levy or execution and shall not be transferable otherwise than by will or the laws of descent and distribution. JAHI will not recognize any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of this Plan, or to levy any attachment, execution or similar process upon any Option and, except as expressly stated in this Plan, JAHI shall not be required to, and shall not, issue Common Stock on the exercise of an Option to anyone who claims to have acquired that Option from the person to whom it was granted in violation of this subsection.

          (g) RETIREMENT OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted due to Retirement, each Option held by the Employee may be exercised until the earlier of: (x) the end of the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

          (h) TOTAL DISABILITY OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of his or her Total Disability, each Option held by the Employee may be exercised until the earlier of: (x) the end of the twelve (12) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

          (i) DEATH OF HOLDER OF OPTION. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of (i) his or her death, or (ii) the death of a former Employee within three (3) months following the date of his or her Retirement, or (iii) the death of a former Employee within twelve (12) months following the date of his or her Termination of Employment by reason of Total Disability, each Option held by the person at the time of his or her death may be exercised by the person or persons to whom the Option shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of: (x) the end of the twelve (12) month period immediately following the date of death (or such longer period as is permitted by the Committee); and (y) the expiration of the term specified in the Option.

          (j) TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT, DEATH OR DISABILITY. If there is a Termination of Employment of an Employee to whom an Option has been granted pursuant to this Plan for any reason other than the Retirement, death or Total Disability of the Employee, then (1) all Options held by such Employee that are then vested and that are Incentive Stock Options may be exercised until the earlier of: (x) the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option and (2) all Options held by such Employee that are Non-Qualified Options shall terminate on the date on such Termination of Employment.

          (k) TEMPORARY SUSPENSION OF RIGHT TO EXERCISE OPTIONS. If at any time when the Common Stock is not Publicly Traded, JAHI gives notice to the Employee and files a registration statement under the Securities Act of 1933, as amended, to an underwritten public offering of Common Stock, the right of holders to exercise Options under this Plan shall be suspended from the time that such registration statement is filed with the Securities and Exchange Commission until either: (i) six months after completion of the sale of Common Stock contemplated by that registration statement; or (ii) the withdrawal of such registration statement or the filing of an amendment to such registration statement which shows that it no longer relates to a currently proposed underwritten public offering. If any Option granted under this Plan will, by its terms, expire during the period when the right to exercise Options is suspended as provided in this subsection, or within 30 days after the end of that period, the term of the Option shall automatically be extended until the thirtieth day after the end of the period when the right to exercise Options is suspended, but under no circumstances shall the term of any Option be extended to later than the tenth anniversary of its Date of Grant.

          (l) OPTION GRANT DOCUMENT. As promptly as practicable after an Employee is granted an Option under this Plan, the Committee shall send the Employee a document setting forth the terms and conditions of the grant. The form of grant document shall be substantially as set forth in Exhibit "A" attached hereto. Each Option granted under this Plan must be clearly identified as to whether it is or is not an Incentive Stock Option and shall set forth all other terms and conditions relating to the exercise thereof. In the case of an Incentive Stock Option, the document shall include all terms and provisions which the Committee determines to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Employee is granted an Incentive Stock Option and a Non-Qualified Stock Option at the same time, the Committee shall send the Employee a separate document relating to the Incentive Stock Option and the Non-Qualified Stock Option.

     10. SPECIAL PROVISIONS RELATING TO INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted under this Plan after ten years from the first to occur of: (i) the date this Plan is adopted by the Board of Directors; or (ii) the date this Plan is approved by the stockholders of JAHI. Notwithstanding
Section 8(b) hereof, Incentive Stock Options may not be granted to an Employee who, at the time the Option is granted, owns more than ten percent of the total combined voting power of the stock of JAHI, unless: (i) the purchase price of the Common Stock under the Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock on the Date of Grant; and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the Date of Grant. The Committee is authorized, pursuant to the last sentence of Section 422(b) of the Code, to provide at the time an Option is granted, pursuant to the terms of such Option, that such Option shall not be treated as an Incentive Stock Option even though it would otherwise qualify as an Incentive Stock Option. The terms of any Incentive Stock Option granted hereunder shall, in the hands of any individual grantee thereof, be subject to the dollar limitations set forth in Section 422(d) of the Code (pertaining to the $100,000 per year limitation).

     11. RECAPITALIZATION.

          (a) IN GENERAL. If JAHI increases the number of outstanding shares of Common Stock through a stock dividend or a stock split, or reduces the number of outstanding shares of Common Stock through a combination of shares or similar recapitalization then, immediately after the record date for the change: (i) the number of shares of Common Stock issuable on the exercise of each outstanding Option granted under this Plan shall be increased in the case of a stock dividend or a stock split, or decreased in the case of a combination or similar recapitalization which reduces the number of outstanding shares, by a percentage equal to the percentage change in the number of outstanding shares of Common Stock as a result of the stock dividend, stock split or combination or similar recapitalization; (ii) the Exercise Price of each outstanding Option granted under this Plan shall be adjusted so that the total amount to be paid upon exercise of the Option in full will not change; and
(iii) the number of shares of Common Stock which may be issued on exercise of Options granted under this Plan which are outstanding or remain available for grant shall be increased or decreased by a percentage equal to the percentage change in the number of outstanding shares of Common Stock.

          (b) CORPORATE TRANSACTIONS. If, as a result of any (i) reorganization or liquidation of JAHI, (ii) reclassification of JAHI's capital stock, (iii) merger of JAHI with or into another corporation, or (iv) the sale of all or substantially all the assets of JAHI or of the Company, which results in a significant number of Employees being transferred to a new employer or discharged or in the creation or severance of a parent-subsidiary relationship (a reorganization or liquidation of JAHI or reclassification of JAHI's capital stock, or a merger or sale of the type described in this subsection, being a "Corporate Transaction") while an Option granted under this Plan is outstanding, and the holders of the Common Stock become entitled to receive, with respect to their Common Stock, securities or asset other than, or in addition to, their Common Stock, then upon exercise of that Option the holder shall receive what the holder would have received if the holder had exercised the Option immediately before the first Corporate Transaction which occurred while the Option was outstanding and as if the Company had not disposed of anything the holder have received as a result of that and all subsequent Corporate Transactions. JAHI shall not agree to any merger or sale of all or substantially all of the assets of JAHI or of the Company of the type described in this subsection unless the other party to the transaction agrees to make available on exercise of the Options granted under this Plan which are outstanding at the time of the merger or sale of all or substantially all assets, the securities or other assets the holders of those Options are entitled under this subsection to receive.

     12. RIGHTS OF OPTION HOLDER.

          (a) STOCKHOLDER. The holder of an Option shall not have any rights as a stockholder by reason of holding that Option. Upon exercise of an Option granted under this Plan, the holder shall be deemed to acquire the rights of a stockholder when, but not before, the issuance of Common Stock as a result of the exercise is recorded in the stock records of JAHI.

          (b) EMPLOYMENT. Nothing in this Plan or in the grant of an Option shall confer upon any Employee the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

     13. LAWS AND REGULATIONS.

          (a) IN GENERAL. The obligation of JAHI to sell and deliver shares of Common Stock on exercise of Options granted under this Plan shall be subject to the condition that counsel for JAHI be satisfied that the sale and delivery thereof will not violate the Securities Act of 1933, as amended, or any other applicable laws, rules or regulations. In addition, JAHI may, as a condition to such sale and delivery, require the Employee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for JAHI, such representation is required under such securities laws.

          (b) RULE 16b-3. This Plan is intended to meet the requirements of Rule 16b-3 in order to provide executive officers and directors with exemptions from the application of Section 16(b) of the Securities Exchange Act of 1934.

     14. WITHHOLDING OF TAXES.

          (a) IN GENERAL. In addition to the requirement set forth in Section 9(c) above that in order to exercise an Option granted under this Plan a person must make a payment to JAHI or authorize withholding in order to enable the Company to pay any withholding taxes due as a result of the exercise of that Option, if (i) an Employee makes an election under Section 83(b) of the Code with regard to Common Stock issued on exercise of an Option which is subject to forfeiture when it is issued, or (ii) an Employee who exercised an Incentive Stock Option disposes of shares of Common Stock acquired through exercise of that Incentive Stock Option either (x) within two years after the Date of Grant of the Incentive Stock Option or (y) within one year after the issuance of the shares on exercise of the Incentive Stock Option then, promptly after each occurrence described in clause (i) or (ii) above, the Employee shall notify the Company of the occurrence of the event and, if the event was a disposition of Common Stock acquired on exercise of an Incentive Stock Option, the amount realized upon the disposition.

          (b) WITHHOLDING OF TAXES. If, whether because of an election by an Employee under Section 83(b) of the Code, a disposition of Common Stock acquired on exercise of an Incentive Stock Option, Common Stock issued on exercise of a Non-Qualified Stock Option becoming no longer subject to forfeiture, or otherwise, the Company becomes required to pay withholding taxes to any federal, state or other taxing authority and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

     15. RESERVATION OF SHARES. JAHI shall at all times keep reserved for issuance on exercise of Options granted under this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares JAHI may be required to issue on exercise of outstanding Options granted under this Plan.

     16. AMENDMENT OF THE PLAN. The Board of Directors may, at any time and from time to time, modify or amend this Plan in any respect effective at any date the Board of Directors determines; provided, however, that without the approval of the stockholders of JAHI the Board of Directors may not: (i) increase the maximum number of shares of Common Stock which may be issued on exercise of Options granted under this Plan; (ii) change the categories of Employees eligible to receive Options; (iii) extend the period during which Options may be exercised; (iv) change the provisions fixing the minimum Exercise Price; or (v) change the provisions as to termination of Options. No modification or amendment of this Plan shall, without the consent of the holders of an outstanding Option, adversely affect the holder's rights under that Option.

     17. TERMINATION OF THE PLAN. The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person holding an outstanding Option granted under this Plan prior to that date.

                                   EXHIBIT "A"

                              FORM OF OPTION GRANT
                              --------------------

     This Agreement is made as of ____________, _____, by and between JORDAN AMERICAN HOLDINGS, INC. (the "Corporation"), and ______________________________,
who is an employee, officer and/or director (the "Employee").

     WHEREAS, the Employee is a valuable and trusted employee, officer and/or director of the Corporation or one of its subsidiaries, and the Corporation considers it desirable and in its best interests that the Employee be given an inducement to acquire a further proprietary interest in the Corporation, and an added incentive to advance the interests of the Corporation by possessing a right (the "Option Right") to purchase shares of the Corporation's common stock, $.001 par value (the "Option Stock"), in accordance with the Corporation's Stock Option Plan (the "Plan") adopted by the Directors of the Corporation and approved by its stockholders, effective as of August 1, 1991, and as amended.

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

     1. DEFINITIONS. All terms not defined herein and defined in the Plan shall be given the meaning expressed in the Plan.

     2. GRANT OF OPTION. The Corporation hereby grants to the Employee the right, privilege and option to purchase a number of shares of Option Stock, as shown on the schedule attached hereto (the "Schedule"), at a purchase as shown on the Schedule attached hereto (the "Option
          Price"), in the manner and subject to the conditions hereinafter provided in this Agreement and as provided in the Plan. The Option Right granted hereunder shall be or not be "incentive stock options" as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, as more particularly set forth in the Schedule.

     3. TIME OF EXERCISE OF OPTION. The aforesaid Option Right may be exercised at any time, subject to Section 4 below, and from time to time, until the termination thereof as provided in Paragraph 5 below or as otherwise provided in the Plan; provided, however, that the Option Right granted herein may not be exercised after the termination date as shown on the Schedule, and further provided that the Corporation may, in its discretion, provide that an Option Right may not be exercised during any period or periods of time specified in the Schedule.

     4. VESTING OF OPTION RIGHTS. The Option Right shall vest as provided in the Schedule.

     5. METHOD OF EXERCISE. The Option Right shall be exercised in whole or in part, on or before ____________, _____, by written notice to the Corporation at its principal place of business, accompanied by payment of the Option Price per share and compliance with such other conditions and requirements as set forth in the Plan. Payment shall be made by a certified or bank check and/or by submitting certificates of Common Stock of the Corporation endorsed to the Corporation, which shall be given their Fair Market Value on the date of exercise of the Option Right. Such an exchange of Common Stock, however, is subject to prior receipt of an opinion of the Corporation's counsel that the exchange is allowable for all purposes under the securities laws of the United States and the laws of applicable states.

          Subject to the terms and conditions set forth in the Plan, the Corporation shall make immediate delivery of such shares, provided that if any law or regulation requires the Corporation to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     6. TERMINATION OF EMPLOYMENT. The rights and obligations of the Employee upon Termination of Employment shall be as set forth in the Plan.

     7. RESTRICTIONS ON RESALES. While the Common Stock to which an Option relates is subject to forfeiture, as provided in the Schedule, that Common Stock may not be sold or transferred except as provided in the Plan. An Employee who may be deemed an "affiliate" of the Corporation, as that term is defined by the United States Securities and Exchange Commission (the "SEC"), and any independent contractor granted an Option Right pursuant to the Plan, may not resell the shares purchased hereunder except pursuant to registration under the Securities Act of 1933 (the "Securities Act") or an exemption therefrom. Generally, directors, executive officers and holders of ten percent or more of the Corporation's shares may be regarded as affiliates of the Corporation.

          An affiliate or independent contractor who is permitted pursuant to the Plan and the Schedule and who to reoffer and resell shares acquired  from  the  Corporation  hereby  may  do so  pursuant  to the applicable requirements of Rule 144 under the Securities Act, including the provisions governing the amount of securities that may be sold during any three-month period, the manner of sale and the filing of a Form 144 notice. Alternatively, such an affiliate or an independent contractor may reoffer or resell such shares pursuant to a separate reoffer prospectus, if one is available. The amount of shares that may be reoffered or resold pursuant to such prospectus by such affiliate or independent contractor, and any other persons with whom such affiliate or independent contractor is acting in concert for the purpose of selling shares, may be subject to limitations specified in Rule 144(e). The Employee's status as an affiliate is determined at the time of the exercise of the Option.

          In addition, Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") may apply to resales by directors, officers and beneficial owners of more than 10% of the outstanding shares of the Corporation. Under Section 16(b), any profit realized from the purchase and sale or sale and purchase of shares, including the shares issuable hereunder, by such director, officer or beneficial owner within any period of less than six months from the Date of Grant of the Grant of the Option under the Plan, inure to and are recoverable by the Corporation.

          Resales of shares issuable hereunder may be subject to other state and federal securities laws. The Employee is advised to consult with legal counsel as to compliance with the Securities Act, Exchange Act and such other laws prior to resale of such shares.

          Under the Plan, the Corporation, as a condition to the exercise of an Option to acquire shares not registered under the Securities Act, may require the Employee to represent and warrant at the time of any exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by the Securities Act.

     8. RECLASSIFICATION, MERGER, ETC. The rights and obligations of the Corporation and the Employee as a result of the transactions specified in Section 11 of the Plan shall be as provided therein.

     9. RIGHTS PRIOR TO EXERCISE OF OPTION. This Option Right is nonassignable and nontransferable by the Employee except as provided in the Plan and, during his lifetime, is exercisable only by him. The Employee shall have no rights as a stockholder with respect to the Option Stock until payment of the Option Price and delivery to him of such shares as herein provided. Nothing in this Agreement shall confer any right in an employee to continue in the employment of the Corporation or interfere in any way with the right of the Corporation to terminate such employment at any time.

     10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        JORDAN AMERICAN HOLDINGS, INC.

                                        By: _____________________________
                                            _______________, President

     I hereby accept the stock option right offered to me by the Corporation, as more particularly set forth in this Agreement.

                                        Accepted by:

                                        _________________________________
                                        Participant

                                        _________________________________
                                        Date

                   SCHEDULE TO JORDAN AMERICAN HOLDINGS, INC.

                             STOCK OPTION AGREEMENT
                             ----------------------

     The information set forth in this Schedule is subject to all of the terms of the JORDAN AMERICAN HOLDINGS, INC. Stock Option Agreement to which this
Schedule is attached.

     1.   Name of Employee, Officer or Director:

          _________________________________________________________________

     2.   Number of Shares:

          _________________________________________________________________

     3.   Option Price:

          $____________ per share

     4.   (check one)

          ______ Incentive Stock Option

          ______ Non-Incentive Stock Option

     5.   Number of Shares         Date Vested       Termination Date
          ----------------         -----------       ----------------


     6.   Specification of Forfeiture Conditions, if any:
          -----------------------------------------------